UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2008

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

625 Second Street
San Francisco, CA 94107
(Address of principal executive offices, including zip code)

415-348-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On July 16, 2008, LookSmart, Ltd. announced preliminary financial results for the fiscal quarter ending June 30, 2008. A copy of LookSmart's press release announcing the preliminary results is attached as Exhibit 99.1 hereto and is incorporated by reference.

The press release attached contains forward-looking statements, such as references to our preliminarily expected second quarter 2008 revenue results and our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as changes in the company's financial results for the second quarter 2008 based on the company's continued efforts to finish the review of such operating results and the review of such results by the company's auditors, the possibility that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, limitations on or our inability to retain and grow our ad and customer base, and limitations on or our inability to enhance our products. In addition, you should read the risk factors detailed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits

Text of press release dated July 16, 2008 entitled "LookSmart Announces Preliminary Second Quarter Revenue Results; Will Report Full Second Quarter Results on August 5."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: July 21, 2008	By:	/s/ Edward F. West
Edward F. West
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
EX-99.1